Exhibit 99.1

OMEGA FLEX, INC.

Manufacturer of flexible metal hose and gas piping products

Exton, Pennsylvania	Contact: Kevin R. Hoben
April 21, 2022	(610) 524-7272

PRESS RELEASE

“Omega Flex, Inc. Announces First Quarter 2022 Earnings”

	OMEGA FLEX, INC. (OFLX)
	Three Months Ended March 31,
	2022	2021

Net Sales	$31,293,000	$30,863,000

Net Income attributable to Omega Flex, Inc.	$5,451,000	$6,267,000

Earnings Per Share - Basic and Diluted	$0.54	$0.62

Weighted Average Shares - Basic and Diluted	10,094,322	10,094,322

Kevin R. Hoben, Chairman and CEO, announced that the Company’s Net Sales for the first quarter of 2022 were $31,293,000 compared to $30,863,000 during the first quarter of last year, increasing $430,000 or 1.4%. Net Income was $5,451,000 for the first three months of 2022 versus $6,267,000 during the same period last year, decreasing $816,000 or 13.0%. In contrast to the first quarter of last year which was the strongest first quarter on record, current quarter performance was challenged by the rising cost environment, mainly for certain raw materials and freight, which is expected to be overcome by the timing of the impact of selling price increases.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict and may be beyond the ability of Omega Flex to control. Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995 that are not historical facts, but rather reflect Omega Flex’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance, or achievements of Omega Flex (or entities in which Omega Flex has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date of this news release. Omega Flex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions, or circumstances.